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                                                                     EXHIBIT 5.1

                     [Letterhead of Shearman & Sterling LLP]



                               September 3, 2003



Board of Directors
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098

                               Delphi Corporation

         We have acted as counsel for Delphi Corporation (the "Company") in connection with the preparation of a registration statement on Form S-3 (as it may be amended or supplemented from time to time, the "Registration Statement") being filed with the Securities and Exchange Commission by the Company and Delphi Trust I, Delphi Trust II, Delphi Trust III and Delphi Trust IV, each a statutory trust formed under the laws of the State of Delaware (each a "Trust" and collectively, the "Trusts"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended, of the following securities in one or more series:

         (i)      debt securities of the Company ("Debt Securities");
         (ii) shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which include rights to purchase the Company's Series A Junior Preferred Stock;
         (iii) shares of the Company's preferred stock, par value $0.10 per share ("Preferred Stock");
         (iv) warrants of the Company ("Warrants") to purchase Debt Securities, Preferred Stock or Common Stock;
         (v) purchase contracts ("Purchase Contracts"), including contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, a specified number of shares of Common Stock, Preferred Stock or other securities at a future date or dates;
         (vi) units of the Company ("Units") comprised of any combination of the following: Purchase Contracts, Warrants, Debt Securities, Preferred Stock and Common Stock and debt securities or debt obligations of third parties;
         (vii) depositary shares (the "Depositary Shares") representing fractional interests in shares of Preferred Stock;
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         (viii)   trust preferred securities ("Trust Preferred Securities") of the Trusts; and
         (ix) guarantees ("Trust Guarantees") by the Company related to the Trust Preferred Securities.

The Debt Securities, Common Stock, Preferred Stock, Warrants, Purchase Contracts, Units, Depositary Shares, Trust Preferred Securities and Trust Guarantees are collectively referred to herein as the "Securities."

         The Debt Securities, if any, will be issued as either (a) senior indebtedness of the Company under an indenture dated as of April 28, 1999, between Delphi Corporation, and Bank One Trust Company, N.A., formerly known as The First National Bank of Chicago, as trustee (as amended or supplemented as of the date hereof, the "Senior Indenture") or (b) subordinated indebtedness of the Company under a subordinated indenture (the "Subordinated Indenture"), to be entered into between the Company and Bank One Trust Company, N.A., as trustee.

         The Warrants, if any, will be issued under one or more warrant agreements to be entered into among the Company, a bank or trust company, as warrant agent, and the holders from time to time of the Warrants (each such warrant agreement, a "Warrant Agreement").

         The Purchase Contracts and Units, if any, will be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent, and the holders from time to time of the Units (each such unit agreement, a "Unit Agreement").

         Depositary Shares representing fractional interests in shares of Preferred Stock will be issued under one or more deposit agreements to be entered into among the Company, a bank or trust company, as depositary, and the holders from time to time of depositary receipts issued thereunder (each such deposit agreement, a "Deposit Agreement").

         The Trust Preferred Securities, if any, will be issued under amended and restated declarations of trust (each such amended and restated declaration of trust, a "Declaration of Trust") to be entered into among the Company and the trustees named therein.

         The Trust Guarantees, if any, will be issued under guarantee agreements (each such guarantee agreement, a Guarantee Agreement") to be entered into between the Company and Bank One Trust Company, N.A., as guarantee trustee.

         In our capacity as counsel to the Company, we have examined the Registration Statement and the originals, or copies identified to our satisfaction, of such corporate records of Delphi, and other persons, and such other documents, agreements and instruments as we have deemed necessary as the basis for the opinion hereinafter expressed.

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         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Our opinion set forth below is limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

                  (i) when the Subordinated Indenture has been duly executed and delivered, any supplemental indentures to the Indentures have been duly authorized, executed and delivered by the Company in accordance with the provisions of the applicable Indenture and the Debt Securities have been duly authorized, executed, authenticated and/or countersigned and issued in accordance with the provisions of the applicable Indenture and duly delivered to, and paid for by, the purchasers thereof, the Debt Securities will have been validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms;

                  (ii) when the Warrant Agreements, Purchase Contracts, Unit Agreements and all other instruments or agreements pursuant to which the Securities comprising the Units are issued have been duly authorized, executed and delivered by the Company and the Warrants, the Purchase Contracts, the Units and any other Securities comprising such Units have been duly authorized, executed, authenticated and/or countersigned, if applicable, and issued in accordance with their terms and/or the provisions of the Warrant Agreement, the Unit Agreement and/or any other instruments or agreements pursuant to which the Securities comprising the Units are issued, and duly delivered to, and paid for, by the purchasers thereof, the Warrants, the Purchase Contracts and the Units will have been validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms;

                  (iii) when a series of Preferred Stock has been duly authorized, a certificate of designations has been filed with the Secretary of State of the State of Delaware establishing the terms of the series of Preferred Stock and certificates representing the shares of Preferred Stock are duly executed, countersigned, registered and delivered upon payment by the purchasers thereof, such shares of Preferred Stock will be duly and validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Preferred Stock are authorized and available for issuance and that the consideration therefor is not less than the par value of the shares of Preferred Stock;

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                  (iv) when the Deposit Agreement has been duly authorized,
         executed and delivered by the Company and when the Depositary Shares have been duly issued in accordance with the provisions of the Deposit Agreement and paid for by the purchasers thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), such Depositary Shares will represent legal and valid interests in the corresponding shares of Preferred Stock;

                  (v) when the issuance of shares of Common Stock has been duly authorized and certificates representing the shares of the Common Stock are duly executed, countersigned, registered and delivered upon payment by the purchasers thereof, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration therefor is not less than the par value of the shares of Common Stock; and

                  (vi) when Trust Preferred Securities and the related Guarantee and Guarantee Agreement have been duly authorized, such Trust Preferred Securities have been duly executed, issued and delivered against payment therefor, and such Guarantee has been duly executed and delivered by the Company in accordance with its terms, such Guarantee will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms.

         In rendering this opinion, we have assumed the due authorization, execution and delivery of the Indentures, the Warrant Agreements, the Unit Agreements, the Purchase Contracts, the Deposit Agreements, the Guarantee Agreements, the Securities, as applicable, and all other instruments or agreements by all parties thereto other than the Company. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         For purposes of the relevant opinions above, we have assumed that (i) the Trust Preferred Securities will have been validly issued and will be fully paid and non-assessable and (ii) the Declaration of Trust of each Trust has been duly authorized, executed and delivered by, and constitutes a valid, binding and enforceable obligation of, the parties thereto and that the Trusts have been duly organized and are validly existing in good standing as statutory trusts under Delaware law.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters." By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.

                                        Yours truly,

                                        /s/ Shearman & Sterling LLP